Exhibit 5.1

December 21, 2023

Theratechnologies Inc.

2015 Peel Street, Suite 1100

Montreal, Québec

H3A 1T8

Attention:	Board of Directors

Re:	Theratechnologies Inc.

Registration Statement on Form F-3

Dear Mesdames/Sirs:

We have acted as Canadian legal counsel to Theratechnologies Inc., a Québec corporation (the “Corporation”), in connection with the Corporation’s Registration Statement on Form F-3 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time by the Corporation of up to an aggregate offering amount of US$100,000,000 of the following securities (each a “Corporation Security” and collectively, or in any combination, the “Corporation Securities”):

(a)	common shares of the Corporation, without par value (the “Common Shares”);

(b)	preferred shares of the Corporation (the “Preferred Shares”);

(c)	subscription receipts entitling the holders thereof to receive Common Shares or other securities or combination of securities of the Corporation (the “Subscription Receipts”);

(d)	warrants representing the rights to purchase Common Shares (the “Warrants”);

(e)	senior or subordinated secured or unsecured debt securities of the Corporation (“Debt Securities”); and

(f)	units comprised of one or more of the Corporation Securities in one or more series and in any combination (the “Units”).

This opinion letter is being furnished to the Corporation in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Corporation Securities may be issued and sold by the Corporation from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Base Prospectus”) and any supplements to the Base Prospectus (each, together with the Base Prospectus, a “Prospectus”). This opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Corporation Securities in connection with the Registration Statement, the Corporation will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Corporation Securities are to be issued (including the relevant purchaser, underwriting or similar agreement, the relevant indenture or agreement creating the Corporation Securities, as applicable, the resolutions of the Board of Directors of the Corporation, the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate with respect to such Corporation Securities. However, we undertake no responsibility to monitor the Corporation’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In connection with this opinion, we have reviewed and relied upon the following:

(i)	The Registration Statement;

(ii)	The Corporation’s Articles of Incorporation (as amended), by-laws, records of the Corporation’s corporate proceedings in connection with the filing of the Registration Statement; and

(iii)	Such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

The Corporation Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Report on Form 6-K. The Subscription Receipts will be issued under one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”). The Warrants will be issued under one or more warrant agreements or warrant indentures (each, a “Warrant Agreement”). The Debt Securities will be issued under one or more indentures (each, a “Debt Indenture”). The Units will be issued under one or more unit purchase agreements (each a “Unit Purchase Agreement”).

With respect to the foregoing documents, we have assumed:

(a)	the authenticity of all records, documents, and instruments submitted to us as originals;

(b)	the genuineness of all signatures on all agreements, instruments and other documents submitted to us;

(c)	the legal capacity and authority of all persons or entities (other than the Corporation) executing all agreements, instruments or other documents submitted to us;

(d)	the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies;

(e)

that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Corporation and other persons on which we have relied for purposes of this opinion are true and correct; and

(f)

the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Corporation).

We have also obtained from officers of the Corporation certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

Our opinion is limited to law of the Province of Québec, including all applicable provisions of the Business Corporations Act (Québec) (the “Business Corporations Act”), and the federal laws of Canada applicable in the Province of Québec. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Corporation. In particular, we express no opinion as to United States federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to Common Shares, when all necessary corporate action of the Corporation has been taken to approve an issuance of Common Shares, and certificates representing the Common Shares have been duly executed, countersigned, registered and delivered (or noncertificated Common Shares shall have been properly issued), either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Corporation (the “Board of Directors”), upon payment of the consideration therefor provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Corporation Security in accordance with the terms of such Corporation Security or the instrument governing such Corporation Security providing for the conversion, exchange or exercise as approved by the Board of Directors, for the consideration therefor set forth in the applicable agreement and approved by the Board of Directors, Common Shares, including the Common Shares that form a part of any Units, will be validly issued, fully paid and non-assessable.

2.

With respect to the Preferred Shares, when all necessary corporate action of the Corporation has been taken to approve an issuance of the Preferred Shares, and certificates representing the Preferred Shares have been duly executed, countersigned, registered and delivered (or non-certificated Preferred Shares shall have been properly issued), either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration therefor provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Corporation Security in accordance with the terms of such Corporation Security or the instrument governing such Corporation Security providing for the conversion, exchange or exercise as approved by the Board of Directors, for the consideration therefor set forth in the applicable agreement and approved by the Board of Directors, such Preferred Shares will be validly issued, fully paid and non-assessable.

3.

With respect to the Subscription Receipts to be issued under a Subscription Receipt Agreement, when all necessary corporate action of the Corporation has been taken to approve the issuance and terms of such Subscription Receipts, the terms of the offering thereof and related matters, the Subscription Receipt Agreement has been duly authorized, executed and delivered by the Corporation, and certificates representing such Subscription Receipts have been duly executed, issued and delivered in accordance with the terms of the Subscription Receipt Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment (or delivery) of the consideration therefor provided for therein, such Subscription Receipts, including the Subscription Receipts that form a part of any Units, will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

4.

With respect to Warrants to be issued under a Warrant Agreement, when all necessary corporate action of the Corporation has been taken to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, the Warrant Agreement has been duly authorized, executed and delivered by the Corporation, and certificates representing such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants, including the Warrants that form a part of any Units, will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

5.

With respect to Debt Securities to be issued under a Debt Indenture, when all necessary corporate action of the Corporation has been taken to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, the Debt Indenture has been duly authorized, executed and delivered by the Corporation, and certificates representing such Debt Securities have been duly executed, issued and delivered in accordance with the terms of the Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities, including the Debt Securities that form a part of any Units, will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

6.

With respect to the Units, when all necessary corporate action of the Corporation has been taken to approve and establish the terms of the Units and to authorize and approve the issuance of the Corporation Securities comprising the Units, the terms of the offering and related matters, the Unit Purchase Agreement has been duly authorized, validly executed and delivered by the parties thereto, and the certificates representing Units and/or the Corporation Securities comprising the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Corporation, upon payment of the consideration provided therefor in the definitive purchase, underwriting or similar agreement as applicable and approved by the Board of Directors, the Units will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

The Corporation has informed us that it intends to issue Corporation Securities from time to time on a delayed or continuous basis. The opinions set forth above are limited to applicable laws as in effect on the date hereof. Prior to issuing any Corporation Securities pursuant to the Registration Statement (i) the Corporation will advise us in writing of the terms thereof, and (ii) the Corporation will afford us an opportunity to review the documents pursuant to which such Corporation Securities are to be issued or sold (including the applicable offering documents), and the Corporation will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the Prospectus included therein entitled “Legal Matters” and on the cover pages. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Yours faithfully,

/s/ Fasken Martineau DuMoulin LLP

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